UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2021

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive

Wilmington, DE 19808

Registrant’s telephone number, including area code (302) 995-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 1.01    Entry Into Material Agreement.

On March 17, 2021, following the termination of  certain committed account receivables securitization program, which had no outstanding borrowings, Ashland LLC (“Ashland”), a subsidiary of Ashland Global Holdings Inc. (the “Company”), and certain of Ashland’s subsidiaries entered into an accounts receivable securitization facility in an amount of up to $125 million between February and October of each year, and up to $100 million at all other times (the “A/R Facility”) pursuant to (i) a Second Amended and Restated Purchase and Sale Agreement (the “PSA”) entered into by and among Ashland and Ashland Specialty Ingredients G.P., a Delaware general partnership (“ASI”) (together, the “Originators”), Ashland, as initial servicer, and CVG Capital III LLC, a bankruptcy-remote special purpose entity and subsidiary of Ashland and ASI (the “SPE”), as purchaser, and (ii) a Receivables Purchasing Agreement (the “RPA”) by and among the SPE, PNC Bank, National Association (“PNC”), as administrative agent, PNC Bank Capital Markets LLC, as structuring agent, Ashland, as initial servicer, and certain other persons from time to time party thereto as purchasers, group agents, LC banks and LC participants. The RPA terminates on May 31, 2023, unless terminated earlier pursuant to the terms of the RPA.

Under the PSA, the Originators will sell all of their eligible receivables and related rights thereof to the SPE. From time to time, pursuant to the RPA, the SPE will, in turn, sell an undivided ownership interest in a portion of those  receivables to Fifth Third Bank, National Association and PNC (collectively, the “Purchasers”) for cash consideration, resulting in de-recognition of these receivables from the Company’s consolidated balance sheets.

Ashland will be responsible for the initial servicing, administration and collection of the receivables, and, together with the Company, has also provided a customary guaranty of performance to the administrative agent with respect to certain obligations of the Originators and the servicer under the A/R Facility. However, none of the Originators, Ashland or the Company has guaranteed the collectability of the accounts receivable or the creditworthiness of the obligors thereunder. The SPE has provided a customary guaranty of payment with respect to the prompt payment of the receivables sold under the A/R Facility by the obligors of such receivables.

The investments by the Purchasers under the RPA shall accrue a yield at a fluctuating rate that is either the applicable commercial paper rate (as defined in the RPA) for conduit lenders issuing notes or, for investments funded other than through the issuance of notes, at the applicable LMIR or Adjusted LIBOR  (each as defined in the RPA).

The A/R Facility contains various customary affirmative and negative covenants and default, indemnification and termination provisions, and the RPA provides for acceleration of amounts owed upon the occurrence of certain specified events.

The foregoing summary of the A/R Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PSA and RPA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the A/R Facility is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
10.1

Second Amended and Restated Purchase and Sale Agreement, dated March 17, 2021, by and among Ashland LLC and Ashland Specialty Ingredients G.P., as originators, Ashland LLC, as initial servicer, and CVG Capital III LLC, as purchaser.

10.2

Receivables Purchasing Agreement, dated March 17, 2021, by and among CVG Capital III LLC, PNC Bank, National Association, as administrative agent, PNC Bank Capital Markets LLC, as structuring agent, Ashland LLC, as initial servicer, and certain other persons from time to time party thereto.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

March 18, 2021	/s/ Yvonne Winkler von Mohrenfels
Yvonne Winkler von Mohrenfels
Senior Vice President, General Counsel and Secretary

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